UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2007 (March 22, 2007)

KOMAG, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-16852	94-2914864
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)
1710 Automation Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)
(408) 576-2000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
The information set forth in Items 2.03 and 3.02 hereof is incorporated by reference into this Item 1.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On March 22, 2007, Komag, Incorporated (“Komag”) entered into a purchase agreement with initial purchasers (the “Purchase Agreement”) to offer and sell $220 million aggregate principal amount of its 2.125% Convertible Subordinated Notes due 2014 (the “Notes”), plus up to an additional $30 million aggregate principal amount of the Notes at the option of the initial purchasers to cover over-allotments, in a private placement to the initial purchasers for resale to qualified institutional buyers pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(2) of the Securities Act and Rule 144A under the Securities Act.
On March 28, 2007, Komag closed the sale of $250 million aggregate principal amount of its Notes, including the exercise of the initial purchasers’ over-allotment option for $30 million aggregate principal amount of the Notes. In connection with the closing, on March 28, 2007, Komag entered into an indenture (the “Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”), governing the Notes and issued a global note (the “Global Note”) in the aggregate principal amount of $250 million in the name of Cede & Co. as nominee for The Depository Trust Company. A copy of the Indenture, including the form of Global Note, is attached hereto as Exhibit 10.19 to this report and is incorporated by reference herein. The following description of the Indenture and the Global Note is a summary only and is qualified in its entirety by reference to Exhibit 10.19.
The material terms and conditions of the Indenture and the Notes governed thereby are as follows:
Maturity. April 1, 2014.
Interest. The Notes bear interest at a rate of 2.125% per year. Interest is payable on April 1 and October 1 of each year, beginning on October 1, 2007.
Conversion Rights. See description in Item 3.02 below.
Purchase at Option of Holders Upon a Fundamental Change. If a fundamental change occurs, holders of the Notes may require Komag to purchase all or a portion of their Notes at a purchase price in cash equal to 100% of the principal amount of the Notes being purchased, plus accrued and unpaid interest (including additional interest), if any, to, but not including, the repurchase date.
Ranking. The Notes are Komag’s general unsecured obligations, ranking subordinated in right of payment to all of Komag’s existing and future senior indebtedness. The Notes are effectively junior in right of payment to existing and future senior indebtedness and to other liabilities of Komag’s subsidiaries.
Events of Default. The following constitute events of default under the Indenture that could, subject to certain conditions, cause the principal amount of the Notes plus accrued and unpaid interest (including additional interest), if any, to become due and payable:
(1)	a default of Komag in the payment when due of any principal of any of the Notes at maturity, upon exercise of a repurchase right or otherwise, whether or not such payment is prohibited by the subordination provisions of the Indenture;

(2)	a default of Komag in the payment of any interest or additional interest when due under the Notes, which default continues for 30 days, whether or not such payment is prohibited by the subordination provisions of the Indenture;

(3)	a failure of Komag to deliver all shares of common stock when such common stock is required to be delivered upon conversion of a Note, and Komag does not remedy such default within 5 days;

(4)	a default of Komag in its obligation to provide notice of the occurrence of a fundamental change when required by the Indenture;

(5)	a failure of Komag to comply with any of Komag’s other agreements in the Notes or the Indenture upon receipt of notice to Komag of such default from the Trustee or to Komag and the Trustee from holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and Komag’s failure to cure (or obtain a waiver of) such default within 60 days after Komag receives such notice; provided, however, that Komag shall have 120 days after receipt of such notice to remedy, or receive a waiver for, any failure to comply with Komag’s obligations to file Komag’s annual, quarterly and current reports in accordance with the Indenture or to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act so long as Komag is attempting to cure such failure as promptly as reasonably practicable;

(6)	(i) Komag’s failure to make any payment by the end of any applicable grace period after maturity of principal and/or accrued interest with respect to any obligations (other than nonrecourse obligations) of Komag for borrowed money or evidenced by bonds, notes or similar instruments (“Indebtedness”), where the amount of such unpaid and due principal and/or accrued interest is in an aggregate amount in excess of $35.0 million, or (ii) the acceleration of principal and/or accrued interest with respect to Indebtedness, where the amount of such accelerated principal and interest is in an amount in excess of $35.0 million because of a default with respect to such Indebtedness, in any such case of (i) or (ii), without such Indebtedness having been paid or discharged or such acceleration having been cured, waived, rescinded or annulled within a period of 30 days after written notice to us by the Trustee or to Komag and the Trustee by the holders of not less than 25% in aggregate principal amount of the Notes then outstanding. However, if any such failure or acceleration referred to in (i) or (ii) above shall cease or be cured, waived, rescinded or annulled, then the event of default by reason thereof shall be deemed not to have occurred and any acceleration as a result of the related event of default shall be automatically rescinded; or

(7)	certain events of bankruptcy, insolvency or reorganization of Komag or any significant subsidiary.
In connection with the closing of the sale of the Notes, on March 28, 2007, Komag entered into a registration rights agreement (the “Registration Rights Agreement”) with the initial purchasers. A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.20 to this report and is incorporated by reference herein. The following description of the Registration Rights Agreement is a summary only and is qualified in its entirety by reference to Exhibit 10.20.
Under the Registration Rights Agreement, Komag has agreed, for the benefit of the holders of the Notes, to file a shelf registration statement with respect to the resale of the Notes and the common stock issuable upon conversion of the Notes not later than 120 days after the first date of original issuance of the Notes and to use its commercially reasonable efforts to cause such shelf registration statement to become effective as soon as practicable, but in no event later than 180 days after the first date of original issuance of the Notes. Komag also has agreed to use its commercially reasonable efforts to keep the shelf registration statement continuously effective until the earliest of (1) two years from the latest date of original issuance of the Notes, (2) the date when all registrable securities shall have been registered under the Securities Act and disposed of, (3) the date on which all registrable securities held by non-affiliates are eligible to be sold to the public pursuant to Rule 144(k) under the Securities Act, and (4) the date on which the registrable securities cease to be outstanding. Additional interest will accrue on the Notes if the shelf registration statement has not been filed with the Securities and Exchange Commission (“SEC”) by the 120th day after the first date of original issuance of the Notes, if the shelf registration statement has not become effective by the 180th day after the first date of original issuance of the Notes, or if after the shelf registration statement has become effective, such shelf registration statement ceases to be effective (without being succeeded immediately by an effective replacement shelf registration statement), or the shelf registration statement or prospectus contained therein ceases to be usable in connection with the resales of Notes and any common stock issuable upon the conversion of the Notes, in accordance with and during the periods specified in the registration rights agreement for a period of time (including any suspension period) which exceeds 90 days in the aggregate in any consecutive 12-month period because either (i) any event occurs as a result of which the prospectus forming part of such shelf registration statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, (ii) it shall be necessary to amend such shelf registration statement or supplement the related prospectus to comply with the Securities Act or Exchange Act or the respective rules thereunder, or (iii) the occurrence or existence of any pending corporate development or other similar event with respect to us or a public filing with the SEC that, in our reasonable discretion, makes it appropriate to suspend the availability of a shelf registration statement and the related prospectus. If a holder has converted some or all of its Notes into common stock, the holder will not be entitled to receive any additional interest with respect to such common stock or the principal amount of the Notes converted.

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and state securities laws. This Current Report on Form 8-K is not an offer to sell the Notes nor is it soliciting an offer to buy the Notes.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth in Item 2.03 hereof is incorporated by reference into this Item 3.02.
As disclosed above, on March 28, 2007, Komag issued and sold $250 million aggregate principal amount of the Notes, including the exercise of the initial purchasers’ over-allotment option for $30 million aggregate principal amount of the Notes. The Notes were sold pursuant to the Purchase Agreement in a private placement to initial purchasers for resale to qualified institutional buyers pursuant to the exemptions from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act and Rule 144A under the Securities Act. Komag expects to receive approximately $243.2 million in proceeds after deducting the initial purchasers’ discount of approximately $6.3 million and estimated offering expenses.
The Notes will be convertible at a holder’s option at a base conversion rate of 17.2414 shares of common stock per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $58.00 per share), subject to adjustment. Upon conversion of a Note, if the applicable price of Komag’s common stock exceeds the base conversion price, a holder will receive up to an additional 13.2836 shares of common stock per $1,000 principal amount of the Notes, as determined pursuant to a specified formula.
Holders may convert their Notes at their option at any time prior to 5:00 p.m., New York City time, on the business day immediately preceding the maturity date based on the applicable conversion rate.
In the event of a fundamental change, as specified in the Indenture, holders may require Komag to repurchase some or all of their Notes for cash at a price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest (including additional interest), if any, to, but not including, the repurchase date, as described in the Indenture.
Komag intends to use the net proceeds of the offering to repurchase shares of our common stock in connection with the offering of the Notes, pay the redemption price of our 2.0% Convertible Subordinated Notes due 2024 to the extent not converted and the balance for general corporate purposes, which may include additional stock repurchases.
Item 8.01 Other Events.
On March 22, 2007 Komag issued a press release with respect to the pricing of its offer and sale of $220 million aggregate principal amount of 2.125% Convertible Subordinated Notes due 2014, plus an additional aggregate principal amount of up to $30 million at the option of the initial purchasers. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
     The following exhibits are filed as part of this report.

Exhibit No.	Description

10.19	Indenture dated as of March 28, 2007, between Komag, Incorporated and U.S. Bank National Association, as Trustee (including form of 2.125% Convertible Subordinated Notes due 2014).

10.20	Registration Rights Agreement dated as of March 28, 2007, between Komag, Incorporated and Credit Suisse Securities (USA) LLC.

99.1	Press Release issued by Komag, Incorporated on March 22, 2007, announcing the pricing of its 2.125% Convertible Subordinated Notes due 2014.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOMAG, INCORPORATED

Date: March 28, 2007	By:	/s/ Kathleen A. Bayless

		Name:	Kathleen A. Bayless
		Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.19	Indenture dated as of March 28, 2007, between Komag, Incorporated and U.S. Bank National Association, as Trustee (including form of 2.125% Convertible Subordinated Notes due 2014).

10.20	Registration Rights Agreement dated as of March 28, 2007, between Komag, Incorporated and Credit Suisse Securities (USA) LLC.

99.1	Press Release issued by Komag, Incorporated on March 22, 2007, announcing the pricing of its 2.125% Convertible Subordinated Notes due 2014.